Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

JAMES G. RAKES, CHAIRMAN, PRESIDENT & CEO

(540) 951-6236   jrakes@nbbank.com

DAVID K. SKEENS, TREASURER & CFO

(540) 951-6347   dskeens@nbbank.com

NATIONAL BANKSHARES, INC. ANNOUNCES EARNINGS FOR 2014

BLACKSBURG, VA, FEBRUARY 19, 2015:  National Bankshares, Inc. (NASDAQ Capital Market: NKSH) today announced its results of operations for the three and twelve months ended December 31, 2014. The Company reported net income of $16.91 million for the twelve months ended December 31, 2014, a decrease from the $17.79 million earned in 2013. The 2014 return on average assets and return on average equity were 1.51% and 10.72%, respectively. Basic earnings per share in 2014 were $2.43. National Bankshares, Inc. ended 2014 with total assets of over $1.15 billion.

Commenting on the Company’s financial results, National Bankshares Chairman, President & CEO James G. Rakes said, “We are well aware of the many challenges facing our industry and parts of our market area. The low interest rate environment and relatively flat loan demand continue to compress our margins which impact our bottom-line. We remain focused on expense containment, asset quality and continuing to be true to our community banking roots by providing our customers with the very best products and services we can offer. The Company remains a strong performing institution as we look toward the future.”

Mr. Rakes continued, “We were pleased to return profits to our stockholders in the form of dividends of $1.13 per share in 2014. This per share dividend payment amount resulted in a dividend payout ratio of 46.43% in 2014 compared to 43.74% in 2013.”

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of The National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc.  National Bank is a community bank operating from 25 offices throughout Southwest Virginia. National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area.  The Company’s stock is traded on the NASDAQ Capital Market under the symbol “NKSH.” Additional information is available at www.nationalbankshares.com.

Forward-Looking Statements

Certain statements in this press release may be “forward-looking statements.”  Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties.  Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements.  Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology.  The Company does not update any forward-looking statements that it may make.

101 Hubbard Street / Blacksburg, Virginia 24060

P.O. Box 90002 / Blacksburg, Virginia 24062-9002

540 951-6300 / 800 552-4123

www.nationalbankshares.com

National Bankshares, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

($ in thousands, except for share and per share data)	December 31, 2014	December 31, 2013
Assets
Cash and due from banks	$12,894	$13,283
Interest-bearing deposits	102,548	98,066
Federal funds sold	---	---
Securities available for sale, at fair value	222,844	181,712
Securities held to maturity	161,452	163,983
Restricted stock	1,089	1,414
Total securities	385,385	347,109
Mortgage loans held for sale	291	1,276
Loans:
Loans, net of unearned income and deferred fees	605,466	595,690
Less: allowance for loan losses	(8,263)	(8,227)
Loans, net	597,203	587,463
Premises and equipment, net	9,131	9,951
Accrued interest receivable	5,748	5,949
Other real estate owned	4,744	4,712
Intangible assets and goodwill	7,223	8,299
Bank-owned life insurance	21,797	21,181
Other assets	7,767	13,341
Total assets	$1,154,731	$1,110,630

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$150,744	$142,645
Interest-bearing demand deposits	533,641	501,541
Savings deposits	81,297	74,141
Time deposits	216,746	241,709
Total deposits	982,428	960,036
Other borrowed funds	---	---
Accrued interest payable	68	92
Other liabilities	5,932	4,610
Total liabilities	988,428	964,738

Stockholders' Equity
Preferred stock, no par value, 5,000,000 shares authorized; none issued and outstanding	---	---
Common stock of $1.25 par value. Authorized 10,000,000 shares; issued and outstanding, 6,950,474 shares in 2014 and 6,947,974 shares in 2013	8,688	8,685
Retained earnings	163,287	154,171
Accumulated other comprehensive loss, net	(5,672)	(16,964)
Total stockholders' equity	166,303	145,892
Total liabilities and stockholders' equity	$1,154,731	$1,110,630

National Bankshares, Inc. and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	Three Month Ending				Twelve Month Ending
($ in thousands, except for share and per share data)	December 31, 2014		December 31, 2013		December 31, 2014	December 31, 2013
Interest Income
Interest and fees on loans		$7,697		$8,112	$31,217	$32,819
Interest on federal funds		---		---	---	---
Interest on interest-bearing deposits		69		52	262	213
Interest on securities - taxable		1,730		1,657	6,798	6,585
Interest on securities - nontaxable		1,416		1,541	5,826	6,388
Total interest income		10,912		11,362	44,103	46,005
Interest Expense
Interest on time deposits of $100 or more		133		171	570	865
Interest on other deposits		1,009		1,169	4,329	5,090
Interest on borrowed funds		---		---	---	---
Total interest expense		1,142		1,340	4,899	5,955
Net interest income		9,770		10,022	39,204	40,050
Provision for loan losses		481		202	1,641	1,531
Net income after provision for loan losses		9,289		9,820	37,563	38,519
Noninterest Income
Service charges on deposit accounts		601		641	2,434	2,563
Other service charges and fees		42		86	187	225
Credit card fees		944		903	3,631	3,330
Trust Income		292		283	1,213	1,150
Bank-owned life insurance		185		193	711	739
Other income		199		310	868	997
Realized securities gains (losses), net		(3)		(2)	2	(46)
Total noninterest income		2,260		2,414	9,046	8,958
Noninterest Expense
Salaries and employee benefits		2,737		3,015	11,691	11,978
Occupancy and furniture and fixtures		457		386	1,722	1,616
Data processing and ATM		460		412	1,643	1,700
FDIC assessment		122		146	533	554
Credit card processing		706		692	2,593	2,546
Intangibles and goodwill amortization		268		269	1,075	1,078
Net cost of other real estate owned		110		104	369	296
Franchise taxes		308		280	1,182	1,083
Other operating expenses		971		822	3,709	3,519
Total noninterest expense		6,139		6,126	24,517	24,370
Income before income tax expense		5,410		6,108	22,092	23,107
Income tax expense		1,272		1,486	5,178	5,317
Net income		$4,138		$4,622	$16,914	$17,790
Basic net income per share		$0.60		$0.66	$2.43	$2.56
Fully diluted net income per share		$0.59		$0.66	$2.43	$2.55
Weighted average number of common shares outstanding
Basic		6,950,474		6,947,974	6,948,789	6,947,974
Diluted		6,955,157		6,963,381	6,959,134	6,968,393
Dividends declared per share		$0.58		$0.58	$1.13	$1.12
Dividend payout ratio		---		---	46.43%	43.74%
Book value per share	$	---	$	---	$23.93	$21.00

National Bankshares, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income

(Unaudited)

	Three Month Ended
($ in thousands)	December 31, 2014	December 31, 2013
Net income	$4,138	$4,622

Other Comprehensive Income (Loss), net of tax
Unrealized holding gains (losses) on available for sale securities net of deferred tax of $2,428 in 2014 and ($1,524) in 2013	4,511	(2,827)
Reclassification adjustment, net of income tax (benefit) of $1 in 2014 and $1 in 2013	1	1
Net pension gain (loss) arising during the period net of taxes of $ (574) in 2014 and $1,022 in 2013	(1,066)	1,898
Less: amortization of prior service cost included in net periodic pension cost net of taxes of $(39) in 2014 and ($35) in 2013	(71)	(66)
Other comprehensive income (loss), net of tax of $1,816 in 2014 and ($536) in 2013	$3,375	$(994)
Total Comprehensive Income	$7,513	$3,628

	Twelve Month Ended
($ in thousands)	December 31, 2014	December 31, 2013
Net income	$16,914	$17,790

Other Comprehensive Income (Loss), net of tax
Unrealized holding gains (losses) on available for sale securities net of deferred tax of $6,693 in 2014 and ($8,665) in 2013	12,430	(16,091)
Reclassification adjustment, net of income tax (benefit) of ($1) in 2014 and $19 in 2013	(1)	33
Net pension gain (loss) arising during the period net of taxes of $(574) in 2014 and $1,022 in 2013	(1,066)	1,898
Less: amortization of prior service cost included in net periodic pension cost net of taxes of $(39) in 2014 and ($35) in 2013	(71)	(66)
Other comprehensive income (loss), net of tax of $6,079 in 2014 and ($7,659) in 2013	$11,292	$(14,226)
Total Comprehensive Income	$28,206	$3,564

Key Ratios and Other Data

(Unaudited)

($ in thousands)	Three Month Ended		Twelve Month Ended
Average Balances	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Cash and due from banks	$12,050	$12,453	$11,872	$12,022
Interest-bearing deposits	107,512	81,513	103,320	80,690
Securities available for sale	207,081	187,375	196,960	195,970
Securities held to maturity	161,823	164,512	162,906	164,888
Restricted stock	1,089	1,414	1,162	1,477
Mortgage loans held for sale	453	411	383	1,016
Gross Loans	597,690	592,768	593,829	586,898
Loans, net	588,819	583,699	584,857	577,746
Intangible assets	7,376	8,452	7,778	8,854
Total assets	1,136,287	1,090,932	1,120,848	1,090,703
Total deposits	965,415	936,048	957,684	933,482
Other borrowings	---	---	---	---
Stockholders' equity	164,907	146,716	157,832	149,491
Interest-earning assets	1,081,536	1,044,90	1,069,940	1,037,445
Interest-bearing liabilities	812,171	792,328	811,152	792,037

Financial ratios
Return on average assets	1.44%	1.68%	1.51%	1.63%
Return on average equity	9.96%	12.50%	10.72%	11.90%
Net interest margin	3.92%	4.17%	4.01%	4.24%
Net interest income-fully taxable equivalent	$10,677	$10,992	$42,930	$44,037
Efficiency ratio	47.45%	45.70%	47.17%	45.99%
Average equity to average assets	14.51%	13.45%	14.08%	13.71%

Allowance for loan losses
Beginning balance	$8,031	$8,090	$8,227	$8,349
Provision for losses	481	202	1,641	1,531
Charge-offs	(292)	(140)	(1,860)	(1,820)
Recoveries	43	75	255	167
Ending balance	$8,263	$8,227	$8,263	$8,227

Asset Quality Data

(Unaudited)

($ in thousands)	December 31, 2014	December 31, 2013
Nonperforming assets
Nonaccrual loans	$3,999	$5,732
Nonaccrual restructured loans	5,288	852
Total nonperforming loans	9,287	6,584
Other real estate owned	4,744	4,712
Total nonperforming assets	$14,031	$11,296
Accruing restructured loans	6,040	6,191
Loans 90 days or more past due	$207	$190

Asset quality ratios
Nonperforming assets to loans net of unearned income and deferred fees, plus other real estate owned	2.30%	1.88%
Allowance for loans losses to total loans	1.36%	1.38%
Allowance for loan losses to nonperforming loans	88.97%	124.95%
Loans past due 90 days or more to loans net of unearned income and deferred fees	0.03%	0.03%